                                                         EXHIBIT B-8


                           FOURTH AMENDMENT TO AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT

     This Fourth Amendment to Amended and Restated Revolving Credit Agreement dated as of August 31, 1995 among Thor Industries, Inc. (the "BORROWER"), the Banks party hereto, and Harris Trust and Savings Bank, as Agent.

     WHEREAS, the Borrower, the Banks party thereto and Harris Trust and Savings Bank, as Agent, have previously entered into that certain Amended and Restated Revolving Credit Agreement dated as of December 4, 1992 (as amended through and including the Third amendment thereto dated as of November 25, 1994, the "CREDIT AGREEMENT");

     WHEREAS, the Borrower has requested that the Banks increase the Commitments under the Credit Agreement from $20,000,000 to $25,000,000;

     WHEREAS, The Borrower has requested that certain other amendments be made to the Credit Agreement; and

     NOW,THEREFORE,FOR VALUE RECEIVED, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree that the Credit Agreement is hereby amended as follows:

     1. Section 2.4(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

     (a) Each Prime Rate Loan made by a Bank shall bear interest on the unpaid principal thereof from the date such Prime Rate Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Prime Rate in effect minus 0.30% per annum payable on the last Business Day of each March, June, September and December.

     2. Section 2.4(b) of the Credit Agreement is hereby amended by deleting the phrase "1.25% PER ANNUM" appearing in the fourth line thereof and inserting in its place the phrase "0.875% PER ANNUM."

     3. Section 2.5(a) is hereby amended in its entirety and as so amended shall read as follows:

     (a) Interest on Prime Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be. and actual days elapsed. Interest on Eurodollar Loans and any fees payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.


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

     4. Schedule 1 to the Credit Agreement is hereby deleted and inserted in its place is Schedule 1 attached to this Amendment.

     5. This Amendment will become effective upon satisfaction of the following conditions precedent:

     (a) The Borrower, each Guarantor, the Banks and the Agent shall have executed and delivered this Amendment;

     (b) The Agent shall have received a duly executed and delivered Note for each Bank in the amount of its Commitment; and

     (c) The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent any Bank may request.

Upon satisfaction of the foregoing conditions (i) the amendments in paragraphs 1 and 2 hereof shall be deemed effective as of August 1, 1995, and (ii) the amendments in paragraphs 3 and 4 hereof shall become effective on September 1, 1995.

     In order to induce the Banks to execute and deliver this Amendment, the Borrower each hereby represents and warrants to the Banks that as of the date hereof each of the representations and warranties made by it in Section 3 of the Credit Agreement are true and correct in all material respects and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. All capitalized terms used herein and not defined herein shall have the same meaning herein as in the Credit Agreement.

     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


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Dated as of August 31, 1995.

                              THOR INDUSTRIES, INC.


                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                              HARRIS TRUST AND SAVINGS BANK,
                                in its individual capacity as
                                a Bank and as Agent


                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------



                              BANK ONE, COLUMBUS, NA

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------


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

                              CONSENT OF GUARANTORS

     The undersigned, each a Person executing and delivering a Guaranty (as defined in the hereinafter defined Agreement) to the Agent under the Original Credit Agreement, each jointly and severally hereby acknowledges prior notice of, consents to and approves the foregoing Fourth Amendment to Amended and Restated Revolving Credit Agreement among Thor Industries, Inc., Harris Trust and Savings Bank, Bank One, Columbus, NA, and Harris Trust and Savings Bank, as Agent (the "AGREEMENT"), agrees that its Guaranty shall continue in full force and effect and further agrees that the liabilities and indebtedness created or evidenced by the foregoing Amendment including the increase in the Commitments of the Banks shall be a part of the "OBLIGATIONS" as defined in the Guaranties, constitutes a Financing and Security Agreement under the terms of its Guaranty, and further agrees and acknowledges this consent is not required under the terms of its Guaranty and that the execution hereof shall not be construed to require the undersigned's consent to any future amendment, modification, or waiver of any term of the Agreement except as otherwise provided in said Guaranty.


AIRSTREAM, INC.                    CITAIR, INC.


By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


THOR INDUSTRIES OF PENNSYLVANIA    EBC, INC.,
                                    D/B/A ELDORADO BUS

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


DUTCHMEN MANUFACTURING, INC.  THOR INDUSTRIES WEST, INC.

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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

NCC ACQUISITION, INC.,             FOUR WINDS INTERNATIONAL
D/B/A ELDORADO NATIONAL            (formerly known as THOR
                                   Acquisition Corp.)

By:                                By:
   ----------------------------       --------------------------------

Title:                             Title:
      -------------------------          -----------------------------


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                                   SCHEDULE 1

                             COMMITMENT OF THE BANKS

                                             Commitment/%

Bank One, Columbus, NA                       $12,500,000/50%

Harris Trust and Savings Bank                $12,500,000/50%

TOTALS                                       $25,000,000/100%



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